EXHIBIT 99

EMC INSURANCE GROUP INC. REPORTS
2012 THIRD QUARTER AND NINE MONTH
RESULTS

Third Quarter Ended September 30, 2012
Operating Income Per Share – $0.65
Net Income Per Share – $0.65
Catastrophe Losses Per Share – $0.55
Large Losses Per Share – $0.24
GAAP Combined Ratio – 99.3 percent

Nine Months Ended September 30, 2012
Operating Income Per Share – $1.55
Net Income Per Share – $1.94
Net Realized Investment Gains Per Share – $ 0.39
Catastrophe Losses Per Share – $2.29
Large Losses Per Share – $0.86
GAAP Combined Ratio – 101.8 percent

2012 Operating Income Guidance – $2.05 to $2.30 per share

Certain amounts previously reported in 2011 have been adjusted in conjunction with the Company’s retrospective adoption of new accounting guidance for the calculation of deferred policy acquisition costs that became effective January 1, 2012.

DES MOINES, Iowa (November 6, 2012) - EMC Insurance Group Inc. (Nasdaq OMX/GS:EMCI) today reported operating income of $0.65 per share for the third quarter ended September 30, 2012, compared to an operating loss of $0.25 per share for the third quarter of 20111.  For the nine months ended September 30, 2012, operating income totaled $1.55 per share, compared to an operating loss of $1.31 for the same period in 2011.

Net income, including realized investment gains and losses, totaled $8,321,000 ($0.65 per share) for the third quarter of 2012, compared to a net loss of $5,574,000 ($0.43 per share) for the third quarter of 2011. For the nine months ended September 30, 2012, net income totaled $24,969,000 ($1.94 per share), compared to a net loss of $12,737,000 ($0.99 per share) for the same period in 2011.

“A combination of improved pricing and more normal catastrophe losses resulted in the best third-quarter results we have reported in six years,” stated Bruce G. Kelley, President and Chief Executive Officer. “Rate level increases continue to accelerate in the commercial lines of business, and we continue to implement moderate rate increases in the personal lines of business.  The rate level increases we are implementing now are long-overdue, and are becoming increasingly necessary in this low interest rate environment,” continued Kelley.

Premiums earned increased 13.2 percent to $121,545,000 for the third quarter of 2012, from $107,416,000 for the third quarter of 2011.  Premium income increased 10.6% in the property and casualty insurance segment and 21.4% in the reinsurance segment. In the property and casualty insurance segment, the majority of the increase is attributed to rate level increases, growth in insured exposures and an increase in retained policies.  In the reinsurance segment, the increase is attributed to an offshore energy and liability proportional account in which Employers Mutual Casualty Company began participating effective January 1, 2012, an increase in “earned but not reported” premium on other pro rata accounts and rate level increases implemented during the January 1 renewal season.  As previously disclosed, the 2012 revenue stream on the offshore energy and liability account is somewhat back-loaded because it is a new account and the majority of the underlying policies are expected to have effective dates in the months of June and July.  For the nine months ended September 30, 2012, premiums earned increased 12.1 percent to $341,575,000 from $304,635,000 in 2011.

Catastrophe losses totaled $10,824,000 ($0.55 per share after tax) in the third quarter of 2012, compared to a record $26,366,000 ($1.33 per share after tax) in the third quarter of 2011.  For the first nine months of 2012, catastrophe losses totaled $45,374,000 ($2.29 per share after tax), compared to an unprecedented $76,836,000 ($3.86 per share after tax) in the first nine months of 2011.  On a segment basis, catastrophe losses amounted to $31,494,000 in the property and casualty insurance segment and $13,880,000 in the reinsurance segment during the first nine months of 2012.

Partially offsetting the significant decline in catastrophe losses is $6,776,000 ($0.34 per share after tax) of losses associated with a crop reinsurance program in the reinsurance segment.  The crop reinsurance loss estimate is subject to uncertainty because the crop yields and commodity prices that will be used to calculate the ultimate loss have not been finalized.  Because the losses from the crop reinsurance program are not attributable to a specific event, they are not subject to the $4,000,000 cap on losses per event under the excess of loss reinsurance agreement.

The Company experienced $8,329,000 ($0.42 per share after tax) of favorable development on prior years’ reserves during the third quarter of 2012, compared to $8,612,000 ($0.43 per share after tax) in the third quarter of 2011. For the nine months ended September 30, 2012, favorable development totaled $25,991,000 ($1.31 per share after tax), compared to $21,709,000 ($1.09 per share after tax) in 2011. As in prior periods, development on closed claims is the main driver of the favorable development.

  Large losses (which the Company defines as losses greater than $500,000 for the EMC Insurance Companies’ pool, excluding catastrophe losses) remained constant at $4,665,000 ($0.24 per share after tax) in the third quarter of 2012 compared to $4,664,000 ($0.24 per share after tax) in the third quarter of 2011. For the nine months ended September 30, 2012, large losses increased to $17,103,000 ($0.86 per share after tax) from $12,844,000 ($0.65 per share after tax) in 2011.

Investment income decreased 3.2 percent to $10,969,000 in the third quarter of 2012 from $11,331,000 in the third quarter of 2011.  For the nine months ended September 30, 2012, investment income decreased 4.6 percent to $33,274,000 from $34,883,000 in 2011.  The declines in investment income are attributed to a persistent decline in the average coupon rate on fixed maturity securities during the past several years.

Net realized investment losses totaled $115,000 ($0.00 per share) for the third quarter of 2012 compared to net realized investment losses of $2,289,000 ($0.18 per share) in 2011.  For the nine-month period ended September 30, 2012, net realized investment gains totaled $4,942,000 ($0.39 per share), compared to $4,184,000 ($0.32 per share) in 2011.

 During the third quarter of 2012, the Company recognized $23,000 ($0.00 per share after tax) of “other-than-temporary” investment impairment losses, compared to $4,912,000 ($0.25 per share after tax) in the third quarter of 2011.  For the first nine months of 2012, “other-than-temporary” investment impairment losses totaled $149,000 ($0.01 per share after tax), compared to $5,828,000 ($0.29 per share after tax) in 2011.  These amounts are included in the net realized investment gains/losses disclosed above.

 The Company’s GAAP combined ratio was 99.3 percent in the third quarter of 2012 compared to 116.6 percent in the third quarter of 2011.  For the nine months ended September 30, 2012, the GAAP combined ratio was 101.8 percent compared to 121.0 percent in 2011.

At September 30, 2012, consolidated assets totaled $1.3 billion, including $1.2 billion in the investment portfolio, and stockholders’ equity totaled $392.6 million, an increase of 11.4 percent from December 31, 2011. Net book value of the Company’s stock increased to $30.46 per share from $27.37 per share at December 31, 2011.  Book value excluding accumulated other comprehensive income increased to $26.59 per share from $25.25 per share at December 31, 2011.

On October 18, 2012, management announced that, based on actual results for the first nine months of the year and projections for the remainder of the year, it was revising its 2012 operating income guidance to a range of $2.05 to $2.30 per share.  This guidance is based on a projected GAAP combined ratio of 101.3 percent for the year.  Management has reaffirmed that guidance.

During the first nine months of 2012, no shares were repurchased under the Company’s stock repurchase program.  Employers Mutual Casualty Company’s (the Company’s parent organization) stock purchase program is dormant and will remain so while the Company’s stock repurchase program is active.

Management currently expects losses associated with Hurricane Sandy, which made landfall along the southern New Jersey coast on October 29th, to reach the $4,000,000 cap on losses per event in the reinsurance segment.  Based on preliminary data, losses from this event are not expected to be significant in the property and casualty insurance segment.  Losses associated with Hurricane Sandy will be reflected in the Company’s fourth quarter results.

The Company will hold an earnings teleconference call at 11:00 a.m. eastern standard time on November 6, 2012 to allow securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company’s results for the quarter ended September 30, 2012, as well as its expectations for the remainder of the year. Dial-in information for the call is toll-free 1-877-407-9205 (International: 1-201-689-8054). The event will be archived and available for digital replay through February 6, 2013. The replay access information is toll-free 1-877-660-6853 (International: 1-201-612-7415); passcodes required for playback: account number 286, conference ID number 400625.

Members of the news media, investors and the general public are invited to access a live webcast of the conference call via the Company’s investor relations page at www.emcins.com/ir.  The webcast will be archived and available for replay until February 6, 2013. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

ABOUT EMCI: EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the Global Select Market tier of the NASDAQ OMX Stock Market under the symbol EMCI. EMCI’s parent company is Employers Mutual Casualty Company (EMCC).  EMCI and EMCC, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies. Additional information regarding EMC Insurance Companies may be found at www.emcins.com.

FORWARD-LOOKING STATEMENTS: The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements.  Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management.  If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements.  The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:

●	catastrophic events and the occurrence of significant severe weather conditions;
●	the adequacy of loss and settlement expense reserves;
●	state and federal legislation and regulations;
●	changes in the property and casualty insurance industry, interest rates or the performance of financial markets and the general economy;
●	rating agency actions;
●	“other-than-temporary” investment impairment losses; and
●	other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K.

Management intends to identify forward-looking statements when using the words “believe,” “expect,” “anticipate,” “estimate,” “project,” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.

¹The Company uses a non-GAAP financial measure called “operating income (loss)” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations.  While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the GAAP financial measure of net income (loss). Therefore, the Company has provided the following reconciliation of the non-GAAP financial measure of operating income (loss) to the GAAP financial measure of net income (loss). Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

Reconciliation of operating income (loss) to net income (loss):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011*	2012	2011*

Operating income (loss)	$8,435,883	$(3,285,398)	$20,026,152	$(16,920,556)
Net realized investment gains (losses)	(114,639)	(2,289,092)	4,942,356	4,183,893
Net income (loss)	$8,321,244	$(5,574,490)	$24,968,508	$(12,736,663)

*	Prior year amounts adjusted, where applicable, for new accounting guidance regarding deferrable acquisition costs (effective January 1, 2012).

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

Quarter ended September 30, 2012	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$91,059,723	$30,485,064	$-	$121,544,787
Investment income, net	8,000,165	2,970,731	(1,983)	10,968,913
Other income	224,485	341	-	224,826
	99,284,373	33,456,136	(1,983)	132,738,526
Losses and expenses:
Losses and settlement expenses	56,160,516	23,164,125	-	79,324,641
Dividends to policyholders	2,982,748	-	-	2,982,748
Amortization of deferred policy acquisition costs	15,820,777	6,790,425	-	22,611,202
Other underwriting expenses	14,940,177	821,047	-	15,761,224
Interest expense	225,000	-	-	225,000
Other expenses	211,601	469,379	226,007	906,987
	90,340,819	31,244,976	226,007	121,811,802
Operating income (loss) before income taxes	8,943,554	2,211,160	(227,990)	10,926,724
Realized investment losses	(82,254)	(94,114)	-	(176,368)
Income (loss) before income taxes	8,861,300	2,117,046	(227,990)	10,750,356
Income tax expense (benefit):
Current	2,501,606	434,888	(83,778)	2,852,716
Deferred	(313,489)	(110,115)	-	(423,604)
	2,188,117	324,773	(83,778)	2,429,112
Net income (loss)	$6,673,183	$1,792,273	$(144,212)	$8,321,244
Average shares outstanding				12,889,628
Per Share Data:
Net income (loss) per share - basic and diluted	$0.51	$0.14	$-	$0.65
Decrease in provision for insured events of prior years (after tax)	$0.07	$0.35	$-	$0.42
Catastrophe and storm losses (after tax)	$(0.32)	$(0.23)	$-	$(0.55)
Dividends per share				$0.20
Other Information of Interest:
Net written premiums	$111,860,251	$38,123,030	$-	$149,983,281
Decrease in provision for insured events of prior years	$(1,263,327)	$(7,065,662)	$-	$(8,328,989)
Catastrophe and storm losses	$6,167,436	$4,656,274	$-	$10,823,710
GAAP Combined Ratio:
Loss ratio	61.7%	76.0%	-	65.3%
Expense ratio	37.0%	25.0%	-	34.0%
	98.7%	101.0%	-	99.3%

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

Quarter ended September 30, 2011 (as adjusted)*	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$82,295,757	$25,120,500	$-	$107,416,257
Investment income, net	8,222,036	3,109,923	(708)	11,331,251
Other income	198,157	-	-	198,157
	90,715,950	28,230,423	(708)	118,945,665
Losses and expenses:
Losses and settlement expenses	70,529,911	20,830,766	-	91,360,677
Dividends to policyholders	1,713,336	-	-	1,713,336
Amortization of deferred policy acquisition costs	14,715,333	4,955,905	-	19,671,238
Other underwriting expenses	12,594,258	(110,152)	-	12,484,106
Interest expense	225,000	-	-	225,000
Other expenses	209,359	(343,920)	310,611	176,050
	99,987,197	25,332,599	310,611	125,630,407
Operating income (loss) before income taxes	(9,271,247)	2,897,824	(311,319)	(6,684,742)
Realized investment losses	(2,723,889)	(797,792)	-	(3,521,681)
Income (loss) before income taxes	(11,995,136)	2,100,032	(311,319)	(10,206,423)
Income tax expense (benefit):
Current	(3,690,016)	690,454	(108,962)	(3,108,524)
Deferred	(1,287,058)	(236,351)	-	(1,523,409)
	(4,977,074)	454,103	(108,962)	(4,631,933)
Net income (loss)	$(7,018,062)	$1,645,929	$(202,357)	$(5,574,490)
Average shares outstanding				12,886,163
Per Share Data:
Net income (loss) per share - basic and diluted	$(0.54)	$0.13	$(0.02)	$(0.43)
Decrease in provision for insured events of prior years (after tax)	$0.20	$0.23	$-	$0.43
Catastrophe and storm losses (after tax)	$(0.98)	$(0.35)	$-	$(1.33)
Dividends per share				$0.19
Other Information of Interest:
Net written premiums	$102,299,680	$25,824,071	$-	$128,123,751
Decrease in provision for insured events of prior years	$(4,096,507)	$(4,515,320)	$-	$(8,611,827)
Catastrophe and storm losses	$19,342,389	$7,023,909	$-	$26,366,298
GAAP Combined Ratio:
Loss ratio	85.7%	82.9%	-	85.1%
Expense ratio	35.3%	19.3%	-	31.5%
	121.0%	102.2%	-	116.6%

*	Amounts adjusted, where applicable, for new accounting guidance regarding deferrable acquisition costs (effective January 1, 2012).

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

Nine Months Ended September 30, 2012	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$263,916,398	$77,658,605	$-	$341,575,003
Investment income, net	24,314,494	8,965,935	(6,039)	33,274,390
Other income	686,234	341	-	686,575
	288,917,126	86,624,881	(6,039)	375,535,968
Losses and expenses:
Losses and settlement expenses	178,799,153	54,165,728	-	232,964,881
Dividends to policyholders	6,894,504	-	-	6,894,504
Amortization of deferred policy acquisition costs	46,627,282	15,829,309	-	62,456,591
Other underwriting expenses	43,931,413	1,418,119	-	45,349,532
Interest expense	675,000	-	-	675,000
Other expenses	609,041	96,829	956,376	1,662,246
	277,536,393	71,509,985	956,376	350,002,754
Operating income (loss) before income taxes	11,380,733	15,114,896	(962,415)	25,533,214
Realized investment gains	7,069,647	533,978	-	7,603,625
Income (loss) before income taxes	18,450,380	15,648,874	(962,415)	33,136,839
Income tax expense (benefit):
Current	5,360,406	3,530,622	(340,826)	8,550,202
Deferred	(1,261,632)	879,761	-	(381,871)
	4,098,774	4,410,383	(340,826)	8,168,331
Net Income (loss)	$14,351,606	$11,238,491	$(621,589)	$24,968,508
Average shares outstanding				12,884,327
Per Share Data:
Net income (loss) per share - basic and diluted	$1.11	$0.87	$(0.04)	$1.94
Decrease in provision for insured events of prior years (after tax)	$0.82	$0.49	$-	$1.31
Catastrophe and storm losses (after tax)	$(1.59)	$(0.70)	$-	$(2.29)
Dividends per share				$0.60
Book value per share				$30.46
Effective tax rate				24.7%
Annualized net income as a percent of beg. SH equity				9.5%
Other Information of Interest:
Net written premiums	$294,266,246	$82,006,480	$-	$376,272,726
Decrease in provision for insured events of prior years	$(16,227,480)	$(9,763,158)	$-	$(25,990,638)
Catastrophe and storm losses	$31,494,456	$13,879,487	$-	$45,373,943
GAAP Combined Ratio:
Loss ratio	67.7%	69.7%	-	68.2%
Expense ratio	37.0%	22.3%	-	33.6%
	104.7%	92.0%	-	101.8%

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

Nine Months Ended September 30, 2011 (as adjusted)*	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$237,988,257	$66,646,343	$-	$304,634,600
Investment income, net	25,505,564	9,377,492	(102)	34,882,954
Other income	638,470	-	-	638,470
	264,132,291	76,023,835	(102)	340,156,024
Losses and expenses:
Losses and settlement expenses	194,317,119	72,183,925	-	266,501,044
Dividends to policyholders	4,081,374	-	-	4,081,374
Amortization of deferred policy acquisition costs	42,541,616	13,800,813	-	56,342,429
Other underwriting expenses	41,197,103	377,890	-	41,574,993
Interest expense	675,000	-	-	675,000
Other expenses	535,800	597,928	997,747	2,131,475
	283,348,012	86,960,556	997,747	371,306,315
Operating loss before income taxes	(19,215,721)	(10,936,721)	(997,849)	(31,150,291)
Realized investment gains	4,933,135	1,503,623	-	6,436,758
Loss before income taxes	(14,282,586)	(9,433,098)	(997,849)	(24,713,533)
Income tax expense (benefit):
Current	(6,562,434)	(3,135,188)	(349,247)	(10,046,869)
Deferred	(826,113)	(1,103,888)	-	(1,930,001)
	(7,388,547)	(4,239,076)	(349,247)	(11,976,870)
Net loss	$(6,894,039)	$(5,194,022)	$(648,602)	$(12,736,663)
Average shares outstanding				12,926,670
Per Share Data:
Net loss per share - basic and diluted	$(0.54)	$(0.40)	$(0.05)	$(0.99)
Decrease in provision for insured events of prior years (after tax)	$0.88	$0.21	$-	$1.09
Catastrophe and storm losses (after tax)	$(2.63)	$(1.23)	$-	$(3.86)
Dividends per share				$0.57
Book value per share				$27.14
Effective tax rate				48.5%
Annualized net loss as a percent of beg. SH equity				-4.7%
Other Information of Interest:
Net written premiums	$263,833,906	$68,280,632	$-	$332,114,538
Decrease in provision for insured events of prior years	$(17,503,593)	$(4,205,252)	$-	$(21,708,845)
Catastrophe and storm losses	$52,300,068	$24,535,503	$-	$76,835,571
GAAP Combined Ratio:
Loss ratio	81.6%	108.3%	-	87.5%
Expense ratio	37.0%	21.3%	-	33.5%
	118.6%	129.6%	-	121.0%

*	Amounts adjusted, where applicable, for new accounting guidance regarding deferrable acquisition costs (effective January 1, 2012).

CONSOLIDATED BALANCE SHEETS – UNAUDITED

	September 30, 2012	December 31, 2011*
ASSETS
Investments:
Fixed maturities:
Securities available-for-sale, at fair value (amortized cost $907,629,331 and $899,939,616)	$988,529,787	$958,203,576
Equity securities available-for-sale, at fair value (cost $110,461,769 and $90,866,131)	140,912,035	111,300,053
Other long-term investments	9,655	14,527
Short-term investments	50,041,374	42,628,926
Total investments	1,179,492,851	1,112,147,082

Cash	117,460	255,042
Reinsurance receivables due from affiliate	36,224,620	39,517,108
Prepaid reinsurance premiums due from affiliate	6,155,852	9,378,026
Deferred policy acquisition costs (affiliated $36,718,179 and $30,849,717)	36,734,205	30,849,717
Amounts due from affiliate to settle inter-company transaction balances	5,839,995	-
Accrued investment income	10,547,844	10,256,499
Accounts receivable	2,851,540	1,644,782
Income taxes recoverable	4,534,155	9,670,459
Deferred income taxes	-	6,710,919
Goodwill	941,586	941,586
Other assets (affiliated $7,329,757 and $2,584,111)	7,461,239	2,659,942
Total assets	$1,290,901,347	$1,224,031,162

LIABILITIES
Losses and settlement expenses (affiliated $590,035,203 and $588,846,586)	$595,554,438	$593,300,247
Unearned premiums (affiliated $212,311,792 and $180,689,377)	212,389,653	180,689,377
Other policyholders' funds (all affiliated)	6,603,509	5,061,160
Surplus notes payable to affiliate	25,000,000	25,000,000
Amounts due affiliate to settle inter-company transaction balances	-	21,033,627
Pension and postretirement benefits payable to affiliate	32,963,168	29,671,835
Deferred income taxes	5,048,194	-
Other liabilities (affiliated $18,151,059 and $16,744,447)	20,736,705	16,934,321
Total liabilities	898,295,667	871,690,567

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000 shares; issued and outstanding, 12,891,202 shares in 2012 and 12,875,591 shares in 2011	12,891,202	12,875,591
Additional paid-in capital	88,775,732	88,310,632
Accumulated other comprehensive income (loss):
Net unrealized gains on investments	72,377,968	51,153,622
Unrecognized pension and postretirement benefit obligations (all affiliated)	(22,489,919)	(23,813,112)
Total accumulated other comprehensive income	49,888,049	27,340,510
Retained earnings	241,050,697	223,813,862
Total stockholders' equity	392,605,680	352,340,595
Total liabilities and stockholders' equity	$1,290,901,347	$1,224,031,162

*	Prior year amounts adjusted, where applicable, for new accounting guidance regarding deferrable acquisition costs (effective January 1, 2012).

INVESTMENTS

The Company had total cash and invested assets with carrying values of $1.2 billion and $1.1 billion as of September 30, 2012 and December 31, 2011, respectively. The following table summarizes the Company's cash and invested assets as of the dates indicated:

	September 30, 2012
($ in thousands)	Amortized Cost	Fair Value	Percent of Total Fair Value	Carrying Value
Fixed maturity securities available-for-sale	$907,629	$988,530	83.8%	$988,530
Equity securities available-for-sale	110,462	140,912	12.0%	140,912
Cash	117	117	-	117
Short-term investments	50,041	50,041	4.2%	50,041
Other long-term investments	10	10	-	10
	$1,068,259	$1,179,610	100.0%	$1,179,610

	December 31, 2011
($ in thousands)	Amortized Cost	Fair Value	Percent of Total Fair Value	Carrying Value
Fixed maturity securities available-for-sale	$899,940	$958,204	86.1%	$958,204
Equity securities available-for-sale	90,866	111,300	10.0%	111,300
Cash	255	255	-	255
Short-term investments	42,629	42,629	3.9%	42,629
Other long-term investments	14	14	-	14
	$1,033,704	$1,112,402	100.0%	$1,112,402

NET WRITTEN PREMIUMS

	Three Months Ended September 30, 2012			Nine Months Ended September 30, 2012
	Percent of Net Written Premiums	Percent of Increase/ (Decrease) in Net Written Premiums		Percent of Net Written Premiums	Percent of Increase/ (Decrease) in Net Written Premiums
Property and Casualty Insurance
Commercial Lines:
Automobile	14.6%	11.9%		16.8%	15.4%
Liability	13.6%	14.1%		15.1%	15.0%
Property	16.8%	11.9%		17.2%	12.8%
Workers' Compensation	19.0%	6.2%		17.0%	10.5%
Other	1.5%	(2.1	) %	1.5%	(0.7	) %
Total Commercial Lines	65.5%	10.3%		67.6%	13.0%

Personal Lines:
Automobile	4.7%	1.7%		5.8%	1.0%
Property	4.3%	4.4%		4.7%	5.3%
Liability	0.1%	14.0%		0.1%	14.7%
Total Personal Lines	9.1%	3.1%		10.6%	3.1%
Total Property and Casualty Insurance	74.6%	9.3%		78.2%	11.5%

Reinsurance (1) (2)	25.4%	47.6%		21.8%	21.7%
Total	100.0%	17.1%		100.0%	13.6%

(1)	Percentages for the nine months ended September 30, 2012 include $3,065,279 negative portfolio adjustment related to the January 1, 2012 cancellation of a large pro rata account.
(2)	Percent increase for the nine months ended September 30, 2012 excludes $920,597 positive portfolio adjustment related to the January 1, 2011 increased participation in the MRB pool.